                   UNITIL CORPORATION AND SUBSIDIARY COMPANIES

                         CONSOLIDATED BALANCE SHEETS (A)
                                   (UNAUDITED)

                             (Amounts in Thousands)

ASSETS:                                      September 30,
                                                  1999             Adjustments           Pro Formed
                                             ---------------     ---------------      -----------------
Utility Plant

  Electric                                          $161,994                                   $161,994
  Gas                                                 33,394                                     33,394
  Common                                              21,890                                     21,890
  Construction Work in Progress                        2,338               8,969 (B)             11,307
                                             ---------------     ---------------      -----------------
     Utility Plant                                   219,616               8,969                228,585
Less: Accumulated Depreciation                        67,376                                     67,376
                                             ---------------     ---------------      -----------------
     Net Utility Plant                               152,240               8,969                161,209
                                             ---------------     ---------------      -----------------



Current Assets:
  Cash                                                 3,150                (360)(C)              2,790
  Accounts Receivable                                 15,469                                     15,469
  Materials and Supplies                               2,829                                      2,829
  Prepayments                                            667                                        667
  Accrued Revenue                                      5,246                                      5,246
                                             ---------------     ---------------      -----------------
     Total Current Assets                             27,361                (360)                27,001


Noncurrent Assets:
  Regulatory Assets                                  161,746                                    161,746
  Prepaid Pension Costs                                8,888                                      8,888
  Debt Issuance Costs                                  1,367                                      1,367
  Other Noncurrent Assets                             23,668                                     23,668
                                             ---------------     ---------------      -----------------
     Total Noncurrent Assets                         195,669                                    195,669

                                             ---------------     ---------------      -----------------
TOTAL                                               $375,270              $8,609               $383,879
                                             ===============     ===============      =================





                   UNITIL CORPORATION AND SUBSIDIARY COMPANIES

                         CONSOLIDATED BALANCE SHEETS (A)
                                   (UNAUDITED)

                             (Amounts in Thousands)

CAPITALIZATION AND LIABILITIES:               September 30,
                                                  1999             Adjustments           Pro Formed
                                             ---------------     ---------------      -----------------
Capitalization:
  Common Stock Equity                                $76,177              $8,488 (D)            $84,665
  Preferred Stock, Non-Redeemable                        225                                        225
  Preferred Stock, Redeemable                          3,532                                      3,532
  Long-term Debt, Less Current Portion                85,015                                     85,015
                                             ---------------     ---------------      -----------------
     Total Capitalization                            164,949               8,488                173,437


Current Liabilities:
  Long-term Debt, Current Portion                      1,187                                      1,187
  Capitalized Lease, Current Portion                     813                                        813
  Accounts Payable                                    14,777                                     14,777
  Short-Term Debt                                      2,500                                      2,500
  Dividends Declared and Payable                       1,838                 121 (C)              1,959
  Refundable Customer Deposits                         1,248                                      1,248
  Taxes Refundable                                    (1,914)                                    (1,914)
  Interest Payable                                     1,378                                      1,378
  Other Current Liabilities                            4,035                                      4,035
                                             ---------------     ---------------      -----------------
     Total Current Liabilities                        25,862                 121                 25,983

Deferred Income Taxes                                 43,255                                     43,255
                                             ---------------     ---------------      -----------------

Noncurrent Liabilities
  Power Supply Contract Obligations                  128,651                                    128,651
  Capitalized Leases, Less Current Portion             3,820                                      3,820
  Other Deferred Credits                               8,733                                      8,733
                                             ---------------     ---------------      -----------------
     Total Noncurrent Liabilities                    141,204                                    141,204

                                             ---------------     ---------------      -----------------
TOTAL                                               $375,270              $8,609               $383,879
                                             ===============     ===============      =================





                   UNITIL CORPORATION AND SUBSIDIARY COMPANIES

                     CONSOLIDATED STATEMENTS OF EARNINGS (A)
                                   (UNAUDITED)

            (Amount in Thousands, Except Shares and Per Shares Data)

                                              Nine Months
                                                 Ended
                                             September 30,
                                                  1999             Adjustments           Pro Formed
                                             ---------------     ---------------      -----------------
Operating Revenues:
  Electric                                           115,053                                    115,053
  Gas                                                 12,648                                     12,648
  Other                                                  145                                        145
                                             ---------------     ---------------      -----------------
      Total Operating Revenues                       127,846                                    127,846
                                             ---------------     ---------------      -----------------

Operating Expenses:
  Fuel and Purchased Power                            75,470                                     75,470
  Gas Purchased for Resale                             6,902                                      6,902
  Operating and Maintenance                           18,683                                     18,683
  Depreciation and Amortization                        8,447                                      8,447
  Provisions for Taxes:
    Local Property and Other                           4,214                                      4,214
    Federal and State Income                           2,785                                      2,785
                                             ---------------     ---------------      -----------------
      Total Operating Expenses                       116,501                                    116,501
                                             ---------------     ---------------      -----------------
Operating Income                                      11,345                                     11,345

Non-operating Expense, Net                                79                                         79
                                             ---------------     ---------------      -----------------

Income Before Interest Expense                        11,266                                     11,266

  Interest Expense, Net                                5,215                                      5,215
                                             ---------------     ---------------      -----------------
Net Income                                             6,051                                      6,051
Less Dividends on Preferred Stock                        201                                        201
                                             ---------------     ---------------      -----------------

Net Income Applicable to Common Stock                 $5,850                                     $5,850
                                             ===============     ===============      =================

Average Common Shares                              4,673,318             350,000 (E)          5,023,318

Basic Earnings Per Share                               $1.25                                      $1.16

Diluted Earnings Per Share                             $1.25                                      $1.16


                   UNITIL CORPORATION AND SUBSIDIARY COMPANIES

              Notes to Pro Forma Consolidated Financial Statements

(A) These statements have been pro formed to reflect the issuance on January 1, 1999 of (a) an additional aggregate of 200,000 shares of Unitil's Common Stock under its Dividend Reinvestment and Stock plan ("DRIP") Purchase Plan ("DRIP") and (b) an additional aggregate of 150,000 shares of its Common Stock under its Tax-Deferred Saving and Investment Plan ("401(k) Plan").

(B) Assumes all net proceeds derived from the requested 401(k) Plan and DRIP Common Stock issuances are utilized to fund capital additions to plant.

(C) Cash and Dividends Declared and Payable have been proformed to reflect the incremental rise in dividends paid and payable related to the Common Stock issuances.

(D) Assumes issuance of an additional 350,000 shares of its Common Stock at a price of $25.625 per share, the closing price on January 4, 1999. Retained Earnings have been reduced by the dividends declared on these additional shares.

(E) The Average Common Shares have been increased by 350,000 shares assuming the requested additional common shares were outstanding for the full nine month period.





                        UNITIL CORPORATION (COMPANY ONLY)

                               BALANCE SHEETS (A)
                                   (UNAUDITED)

                             (Amounts in Thousands)

ASSETS:                                       September 30,
                                                  1999             Adjustments           Pro Formed
                                             ---------------     ---------------      -----------------
Other Property and Investments

Investment in Associate Companies                    $49,826              $8,969 (B)            $58,795
Other Investments                                      3,272                                      3,272
                                             ---------------     ---------------      -----------------
     Net Service Property And Investments             53,098               8,969                 62,067
                                             ---------------     ---------------      -----------------



Current Assets:
  Cash                                                 7,177                (360)(C)              6,817
  Due from Affiliates                                  1,979                                      1,979
  Refundable Taxes                                       171                                        171
                                             ---------------     ---------------      -----------------
    Total Current Assets                               9,327                (360)                 8,967


Noncurrent Assets                                         83                                         83
                                             ---------------     ---------------      -----------------
    TOTAL                                            $62,508              $8,609                $71,117
                                             ===============     ===============      =================





                        UNITIL CORPORATION (COMPANY ONLY)

                               BALANCE SHEETS (A)
                                   (UNAUDITED)

                             (Amounts in Thousands)

                                              September 30,
CAPITALIZATION AND LIABILITIES:                   1999             Adjustments           Pro Formed
                                             ---------------     ---------------      -----------------
Capitalization:
  Common Stock Equity                                $57,125               8,488 (D)            $65,613
                                             ---------------     ---------------      -----------------
         Total Capitalization                         57,125               8,488                 65,613


Current Liabilities:
  Short-Term Debt                                      2,500                                      2,500
  Due to Affiliates                                    1,017                                      1,017
  Dividends Declared and Payable                       1,772                 121 (C)              1,893
  Interest Payable                                        94                                         94
                                             ---------------     ---------------      -----------------
         Total Current Liabilities                     5,383                 121                  5,504


                                             ---------------     ---------------      -----------------
         TOTAL                                       $62,508              $8,609                $71,117
                                             ===============     ===============      =================





                        UNITIL CORPORATION (COMPANY ONLY)

                            STATEMENT OF EARNINGS (A)
                                   (UNAUDITED)

            (Amount in Thousands, Except Shares and Per Shares Data)

                                            Nine Months Ended
                                              September 30,
                                                  1999             Adjustments           Pro Formed
                                             ---------------     ---------------      -----------------
Operating Expenses:
  Operating Expenses, Other                              $79                                        $79
  Provisions for Taxes:
    Federal and State Income                              53                                         53
                                             ---------------     ---------------      -----------------
      Total Operating Expenses                           132                                        132
                                             ---------------     ---------------      -----------------

Operating Income                                        (132)                                      (132)

Non-operating Income                                   5,224                                      5,224
                                             ---------------     ---------------      -----------------

Income Before Interest Expense                         5,092                                      5,092

  Interest Expense, Net                                   94                                         94
                                             ---------------     ---------------      -----------------

Net Income Applicable to Common Stock                 $4,998                                     $4,998
                                             ===============     ===============      =================

Average Common Shares                              4,673,318             350,000 (E)          5,023,318

Basic Earnings Per Share                               $1.07                                      $0.99

Diluted Earnings Per Share                             $1.07                                      $0.99


                        UNITIL CORPORATION (Company Only)

                     Notes to Pro Forma Financial Statements

(A) These statements have been pro formed to reflect the issuance on January 1, 1999 of (a) an additional aggregate of 200,000 shares of Unitil's Common Stock under its Dividend Reinvestment and Stock Purchase Plan ("DRIP") and (b) an additional aggregate of 150,000 shares of its Common Stock under its Tax-Deferred Saving and Investment Plan ("401(k) Plan").

(B) Assumes all net proceeds derived from the requested 401(k) Plan and DRIP Common Stock issuances are invested in Associate Companies and utilized to fund their capital additions to plant.

(C) Cash and Dividends Declared and Payable have been proformed to reflect the incremental rise in dividends paid and payable related to the Common Stock issuances.

(D) Assumes issuance of an additional 350,000 shares of its Common Stock at a price of $25.625 per share, the closing price on January 4, 1999. Retained Earnings have been reduced by the dividends declared on these additional shares.

(E) The Average Common Shares have been increased by 350,000 shares, assuming the requested additional common shares were outstanding for the full nine month period.